UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 3, 2008
TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 397-8100
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
As previously discussed in our Current Report on Form 8-K filed with the SEC on February 20, 2008, the Board of Directors of TeleTech Holdings, Inc. (the “Company”) determined that in the case of stock options erroneously issued with exercise prices that were lower than the fair market value on the appropriate accounting measurement dates, the Company would pay the taxes assessed upon employees (including named executive officers) under Internal Revenue Code Section 409A, including tax “gross-ups,” to make the employees whole for any adverse tax consequences arising as a result of the vesting or exercise of such options in 2006 and 2007 (collectively, the “409A Payments”). Beginning on October 3, 2008, the Company made the following 409A Payments (relating to stock options exercised in 2006) to the IRS and applicable state taxing authorities on behalf of the following two executive officers who were named in the Summary Compensation Table of the Company’s definitive proxy statement (as filed with the SEC on August 7, 2008): (i) $141,739.31 on behalf of Gregory G. Hopkins, Executive Vice President of Global Accounts; and (ii) $1,350.10 on behalf of Brian J. Delaney, Executive Vice President and Chief Operations Officer.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
Date: October 9, 2008	By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chief Executive Officer